EXHIBIT 99.1

CONTACT:	JOSEPH MACNOW (212) 894-7000
888 Seventh Avenue
New York, NY 10019

FOR IMMEDIATE RELEASE – October 3, 2017

    Vornado Announces Certain Items to be Included in its Third Quarter 2017 Financial Results

NEW YORK…..Vornado Realty Trust (New York Stock Exchange: VNO) today announced that its financial results for the quarter ended September 30, 2017 will include the following:

•         $53.6 million of transaction costs (previously announced) in connection with the spin-off of JBG SMITH on July 17, 2017.

JBG SMITH, Vornado’s former Washington DC segment, had net income of $3.9 million ($10.1 million on a Funds From Operations (non-GAAP) (“FFO”) basis) for the period from July 1, 2017 through July 17, 2017 before the spin-off.

Both the transaction costs and the operating results will be classified as discontinued operations.

•         $44.5 million non-cash impairment loss on Vornado’s investment in Pennsylvania REIT (NYSE: PEI), as required by GAAP because of a sustained trading stock price below our carrying value.  Vornado received PEI operating partnership units as part of the sale proceeds of the Springfield Mall in March 2015.

•         $7.7 million of negative mark-to-market fair value adjustments from Vornado’s real estate fund (which is in wind down).

•         $1.8 million net loss from other items ($1.0 million of income on an FFO basis).

The above amounts aggregate to a net loss of $0.51 per diluted share, after noncontrolling interests, which will be included in Vornado’s third quarter 2017 “net income attributable to common shareholders” and will be excluded from “net income attributable to common shareholders, as adjusted.”  On an FFO basis, the above amounts aggregate to a net loss of $0.47 per diluted share, after noncontrolling interests, which will be included in “total FFO” and will be excluded from “FFO, as adjusted.”

Vornado notes that the above amounts are preliminary estimates and subject to the completion of financial closing procedures and review procedures performed by its independent auditors. There can be no assurance that Vornado’s final results will not differ from these preliminary estimates as a result of quarter-end closing, review procedures, or review adjustments, and any such changes could be material.

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified non-cash items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income to FFO is provided above. In addition to FFO, we also disclose FFO, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2016.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.